UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Amendment 1

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Amendment (Date of original report):	August 7, 2013 (July 5, 2013)

High Plains Gas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-125068	26-3633813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 East Lincoln St, Gillette, Wyoming	82717
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(307) 686-5030

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Resignation of independent registered public accounting firm

On March 29, 2013, Stark Schenkein, LLP (“Stark”) resigned as the independent registered public accounting firm of High Plains Gas, Inc. (the “Company”).  Stark did not perform any material audit work for the Company.  Stark did not issue any adverse opinion or disclaimer of opinion, nor did they qualify any opinion as to uncertainty, audit scope or accounting principles.

There were no disagreements between the Company and Stark on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Stark, would have caused Stark to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements.

During the term of Stark’s engagement, there were no “reportable events” with respect to the Company as that term is defined in item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (“Regulation S-K”).

The Company provided a copy of the foregoing disclosures to Stark and requested that Stark furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4.01. A copy of that letter furnished in response to that request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Company engaged a new independent registered public accounting firm on April 26, 2013 as reported in the Company’s Current Report on Form 8-K filed June 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

High Plains Gas, Inc.

Dated: August 7, 2013	By:	\s\ Ed Presley
Ed Presley
Chief Executive Officer